                              [TRANSWESTERN PUBLISHING LOGO]

      8344 Clairemont Mesa Blvd. - San Diego, CA 92111 - 1-800-333-1111 -
                              FAX: (858) 495-1546


                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE

                                                       Contact: Kimberley Beales

                                                                  (858) 467-2815

FOR IMMEDIATE RELEASE
May 12, 2003

                             TRANSWESTERN PUBLISHING
                        ANNOUNCES FIRST QUARTER EARNINGS

SAN DIEGO - TransWestern Publishing Company LLC, a wholly-owned subsidiary of TransWestern Holdings L.P., announced first quarter revenues of $63.0 million, a decrease of $6.0 million over the first quarter of 2002. During the first quarter earnings before interest, taxes, depreciation and amortization (EBITDA) was $14.8 million, a decrease of $5.1 million or 25.4 percent as compared to the same period in 2002. Net income for the quarter decreased $6.2 million, from income of $1.3 million in the first quarter of 2002 to a loss of $4.9 million in the same period in 2003. (See the financial tables accompanying this release for a reconciliation of EBITDA to net income and for a further discussion of the use of EBITDA).

Decreased revenue for the quarter was due to 22 directories that moved out of the first quarter of 2003 that contributed $24.3 million in revenue in 2002. These directories did not meet specific sales objectives in order to publish them in the first quarter. This was partially offset by the publication of five new directories which contributed $5.2 million in revenue, $2.1 million or 4.8 percent revenue growth for the same 36 directories that published in both periods, and 15 directories which moved into the period and added $11.0 million.

Income from operations was $4.3 million in the first quarter of 2003 compared to $9.8 million in the first quarter of 2002 as a result of decreased revenues primarily related to directories moving out of the 2003 period. Interest expense decreased by $0.1 million, or 1.7 percent, in the first quarter of 2003 as compared to the first quarter of 2002 due to slightly lower interest rates.

The Company completed one acquisition in the first quarter of 2003 adding three directories to its portfolio. The full earnings impact of this acquisition will occur when the acquired directories are published.

Bookings, which are the daily advertising orders received for the entire portfolio of books, grew from $62.1 million in the first quarter of 2002 to $67.4 million in the first quarter of 2003, an increase of 8.6 percent, reflecting 7.0 percent growth in the same markets and bookings from newly acquired directories.

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TRANSWESTERN PUBLISHING
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TransWestern Publishing's President and Chief Executive Officer Rick Puente
commented on the results, "TransWestern Publishing is extending many of its sales campaigns to ensure our advertisers are properly represented. These extensions will strengthen our market position as well as help increase revenue for these directories which will be published later in the year.

TransWestern Publishing will host a conference call to discuss the first quarter results on May 13, 2003 at 4:00 p.m. [EDT]. The call can be accessed by dialing
(800) 852-5279. The call will be recorded with replay accessible from May 13, 2003 through May 20, 2003 by dialing (888) 211-2648, passcode 3540602. This press release and other financial and statistical information to be discussed on the conference call is available at www.worldpages.com under heading about us/newsroom.

TransWestern Publishing is a California-based independent telephone directory publisher with 333 community-oriented telephone directories in 25 states.

This news release contains forward-looking statements about the Company's future business prospects. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by such forward looking statements. Factors that may cause future results to differ materially from the Company's current expectations include, among others: general economic conditions, the Company's high level of indebtedness, account executive retention rates and risks relating to the acquisition and start-up of new directories. More information about these and other risks and uncertainties faced by the Company is contained in the Company's most recent registration statement, which is on file with the Securities and Exchange Commission.

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TRANSWESTERN PUBLISHING
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                       TRANSWESTERN PUBLISHING COMPANY LLC
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                     AS OF MARCH 31,
                                                                2003                2002
                                                                ----                ----
                                                                        (Unaudited)
ASSETS
Total current assets                                         $ 129,637           $ 161,082
Property, equipment and leasehold improvements, net              5,280               6,360
Acquired intangibles, net                                      227,204             244,400
Other assets, primarily debt issuance costs, net                10,402              12,604
Deferred tax asset                                               7,795                   0
                                                             ---------           ---------
Total assets                                                 $ 380,318           $ 424,446
                                                             =========           =========


LIABILITIES AND MEMBER DEFICIT

Total current liabilities                                    $  80,872           $  78,793
Long term debt:
  Senior Credit Facility                                       219,228             226,132
  Revolving Loan                                                 4,500                   0
  9 5/8% Series F Senior Subordinated Notes                    215,610             215,743
  Acquisition debt                                                 200                 300
                                                             ---------           ---------
Total Long term debt:                                          439,538             442,175

  Member deficit                                              (140,092)            (96,522)
                                                             ---------           ---------
TOTAL LIABILITIES AND MEMBER DEFICIT                         $ 380,318           $ 424,446
                                                             =========           =========


WORKING CAPITAL                                              $  48,765           $  82,289
TRADE RECEIVABLES, NET                                       $  93,525           $  95,602

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TRANSWESTERN PUBLISHING
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                       TRANSWESTERN PUBLISHING COMPANY LLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                THREE MONTHS ENDED
                                                      MARCH 31,
                                              2003               2002
                                              ----               ----
                                                     (Unaudited)

Net revenues                               $ 63,048           $ 68,970

Cost of revenues                             10,701             13,214
                                           --------           --------
Gross profit                                 52,347             55,756


Operating expenses:
  Sales and marketing                        31,768             30,140
  General and administrative                 16,253             15,820
                                           --------           --------
Total operating expenses                     48,021             45,960
                                           --------           --------

Income from operations                        4,326              9,796

Other income (loss), net                        212                283
Interest expense                             (8,431)            (8,577)
                                           --------           --------
Income (loss) before taxes                   (3,893)             1,502
Tax provision                                (1,056)              (241)
                                           --------           --------
NET INCOME (LOSS)                          $ (4,949)          $  1,261
                                           ========           ========

NET INCOME (LOSS) PER MEMBER UNIT          $ (4,949)          $  1,261
                                           ========           ========
EBITDA DATA:

Net income (loss)                          $ (4,949)          $  1,261
  Interest expense                            8,431              8,577
  Depreciation and amortization              10,275              9,786
  Tax provision                               1,056                241
                                           --------           --------
EBITDA                                     $ 14,813           $ 19,865
                                           ========           ========

EBITDA is not a measure of performance under accounting principles generally accepted in the United States (GAAP). EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data presented in accordance with GAAP, or as a measure of profitability or liquidity. However, management has included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt. The Company's definition of EBITDA may not be comparable to that of other companies.

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